Exhibit 10.16

FIRST AMENDMENT TO CONVERTIBLE BRIDGE LOAN AND WARRANT
AGREEMENT

     THIS FIRST AMENDMENT TO CONVERTIBLE BRIDGE LOAN AND WARRANT AGREEMENT (this “Amendment”) is entered into as of December 20, 2001 by and between Akorn, Inc., a Louisiana corporation (the “Company”), and The John N. Kapoor Trust Dated September 20, 1989 (the “Lender”).

WITNESSETH:

     WHEREAS, the Company and the Lender are parties to that certain Convertible Bridge Loan and Warrant Agreement dated as of July 12, 2001 (the “Agreement”); and

     WHEREAS, the Company and the Lender wish to amend the Agreement.

     NOW, THEREFORE, for and in consideration of the promises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

     1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

     2. Amendment of the Agreement.

          a. The definition of “Prime Rate” set forth in Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

               “Prime Rate” shall mean (a) a rate per year equal to that rate of interest per year announced from time to time by The Northern Trust Company, an Illinois banking corporation (the “Bank”), called its prime rate, which rate at any time may not be the lowest rate charged by the Bank, plus (b) three percent (3%) per annum.”

          b. The first sentence of Section 3 of the Agreement is hereby amended and restated in its entirety as follows:

               “Subject to the Subordination Agreement (as defined herein), the term of each of the Tranche A Loan and the Tranche B Loan will commence on the date of issuance (the “Issuance Date”) of the Tranche A Note and the Tranche B Note, respectively, and will end on December 20, 2006 (the “Repayment Date”).”

          c. The first sentence of Section 5(a) of the Agreement is hereby amended and restated in its entirety as follows:

               “The Outstanding Balance plus accrued interest, if any, on the Tranche A Loan shall be convertible, in whole or in part, into Common Stock at the option of the Lender at any time during the period commencing on the Tranche A Note Issuance Date and ending on the Tranche A Repayment Date at a conversion price of $2.28 per share of Common Stock.

          d. The first sentence of Section 5(b) of the Agreement is hereby amended and restated in its entirety as follows:

               “The Outstanding Balance plus accrued interest, if any, on the Tranche B Loan shall be convertible, in whole or in part, into Common Stock at the option of the Lender at any time during the period commencing on the Tranche B Note Issuance Date and ending on the Tranche B Repayment Date at a conversion price of $1.80 per share of Common Stock.”

          e. Section 9(e) of the Agreement is hereby amended and restated in its entirety as follows:

               “The Company shall have failed to obtain all necessary shareholder and third party consents to the Tranche A Loan, Tranche B Loan, the issuance of the Tranche A Note and the issuance of the Tranche B Note on or prior to August 31, 2002.”

          f. Section 10.14 of the Agreement is hereby amended and restated in its entirety as follows:

               “Subordination. The indebtedness evidenced by the Notes shall be subordinated to that certain indebtedness of the Company pursuant to (a) that certain Subordination and Standby Agreement dated as of July 12, 2001 (the “Northern Subordination Agreement”), executed by the Lender in favor of The Northern Trust Company and acknowledged by the Company and Akorn (New Jersey), Inc., and (b) that certain Subordination and Intercreditor Agreement dated as of December 20, 2001 (the “NeoPharm Subordination Agreement” and together with the Northern Subordination Agreement, the “Subordination Agreement”), executed by the Lender in favor of NEOPHARM, INC., a Delaware corporation.”

     3. Effectuation. The amendments to the Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

     4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

[SIGNATURE PAGE FOLLOWS]

     SIGNED AND SEALED as of this 20th day of December, 2001.

COMPANY	HOLDER:

AKORN, INC.	THE JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989

By: /s/ Ben J. Pothast

Name: Ben J. Pothast	By: /s/ John N. Kapoor

Its: CFO	Name:

Its: